Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Destination Maternity Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-59309, 333-12321, 333-27611 and 333-90110) and registration statements on Form S-8 (Nos. 33-64580, 33-89726, 333-2404, 333-3480, 333-59529, 333-57766, 333-112158, 333-137136, 333-174059, and 333-175976) of Destination Maternity Corporation (formerly Mothers Work, Inc.) of our reports dated December 14, 2011, with respect to the consolidated balance sheets of Destination Maternity Corporation and subsidiaries as of September 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 30, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of September 30, 2011, which reports appear in the September 30, 2011 annual report on Form 10-K of Destination Maternity Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 14, 2011